Exhibit 99.1

[LOGO]
COLUMBIA
LABORATORIES, INC.

354 Eisenhower Pkwy
Livingston, NJ 07039

TEL: (973) 994-3999
FAX: (973) 994-3001


December 31, 2004

Mr. James J. Apostolakis
New York, New York

Dear Jim,

      This letter follows up on our discussion and is an offer of severance benefits relating to the termination of your employment with Columbia Laboratories, Inc. (the "Company"). Your employment with the Company is terminated, effective December 31, 2004. Your continued service as a member of the Company's Board of Directors is not affected by this letter.

Severance Benefit

In return for your execution of the enclosed General Release, you will receive a severance payment equal to twenty-two (22) pay periods of base salary (eleven months). Your severance payment, less applicable payroll deductions, will be paid out in twenty-two (22) equal payments over eleven months.

Whether or not you elect to sign the General Release, you will be entitled to the following:

1.    Group Health Insurance

The Company will provide group medical and dental care benefits equivalent to the benefits you received from the Company on your termination date. The Company will provide such group medical and dental care benefits through December 31, 2006. You will not be eligible to continue group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") after December 31, 2006, because it is more than eighteen months following the termination date of employment.

2.    Group Life Insurance

You may convert the life insurance in the amount of $200,000, for which you are currently enrolled through the Company, to an individual policy. The Company will reimburse you for premiums paid by you for coverage through December 31, 2006.

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3.    Long Term Disability Benefits

Long Term disability protection ends as of your last day as an active employee. No conversion to an individual policy is available for this coverage.

4.    401(k) Plan

Your 401(k) account may be withdrawn in a lump sum or through other available options. You may also elect to defer payment until some future date, but not beyond age 70 1/2. You should be aware that Federal law requires an automatic 20% Federal Income Tax withholding on any distributions from a qualified plan if it is not directly rolled over into an IRA or another qualified plan. You are encouraged to seek competent tax advice to understand fully the tax consequences applicable to your distribution options.

5.    Stock Options

Attached is a current table of your stock option grants and warrants. Pursuant to the Company's Stock Option Plans, as administered by the Company's Board of Directors, the options granted to you under the 1996 Long-Term Performance Plan, as amended, during the period you were an employee of the Company shall remain exercisable until the date the stock option expires, provided, however, that option grants number 00000443, 00000444, 00000451, and 00000629 shall only remain exercisable until the earlier of (i) the date the stock option expires or
(ii) the end of the 90 day-period following the later of the date of (a) termination of employment or (b) termination as a Company Director.

You have up to twenty-one days from the date of receipt of this letter to review and sign the General Release, and to return the signed and dated Release, to Rosemary Bergamo, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Livingston, NJ 07039. During this period you are encouraged to discuss your decision with your attorney or other adviser of your choice.

If you have any questions, please feel free to contact Rosemary Bergamo at 973-994-3999, ext 7917.

                                        Sincerely,


                                        /s/ Fred Wilkinson
                                        ----------------------------------------
                                        Fred Wilkinson
                                        President and Chief Executive Officer

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GENERAL RELEASE OF CLAIMS

      In consideration of the receipt of the Severance Benefit set forth in the Company's letter dated December 31, 2004 (attached to this Release), to which he is not otherwise entitled, James J. Apostolakis (referred to below as "I", "me", "my" or the "Employee") agrees as follows:

1.    COMPANY OBLIGATIONS

      Other than as set forth in the attached letter, the Company shall have no other financial obligations to me under any compensation or benefit plan, program or policy and my participation in the Company compensation and benefit plans, programs and policies shall cease as of December 31, 2004, except that this Release is not intended to cover any claim for benefits to which I am entitled, if any, under the Company's 401(k) Plan.

2.    RELEASE OF CLAIMS

      A. In exchange for the consideration described above, I agree to release and forever discharge the Company, its subsidiaries and affiliates and their parent organizations, predecessors, successors, officers, directors, employees, agents, attorneys, associates, and employee benefit plans from all claims, demands or causes of action arising out of facts or occurrences prior to the date of this Agreement, whether known or unknown to me, including all claims, demands or causes of action arising from the Employment Agreement dated January 1, 2000, between the Company and me.

      B. I agree that this release of claims is intended to be broadly construed so as to resolve any pending and potential disputes between the Company and me that I have up to the date of this Release, whether or not such disputes are known or unknown to me, including, but not limited to, claims based on express or implied contract; any action arising in tort, including, but not limited to, libel, slander, defamation, intentional infliction of emotional distress, or negligence; any and all claims for wrongful discharge; and any and all claims based on the Age Discrimination in Employment Act (42 U.S.C. ss. 621), Title VII of the Civil Rights act of 1964 as amended (42 U.S.C. ss. 2000e), the Equal Pay Act of 1963 (29 U.S.C. ss. 206(d)), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. ss. 1981), the Worker Adjustment and Retraining Notification Act (29 U.S.C. ss. 1651), the Employee Retirement Income Security Act (29 U.S.C. ss. 1001), the Family and Medical Leave Act (29 U.S.C. ss.2601), the Americans with Disabilities Act (42 U.S.C. ss. 12,101), the Occupational Safety and Health Act (29 U.S.C. ss. 651), or any other federal, state or local statute prohibiting discrimination on the basis of age, race, creed, color, religion, national origin, sex, disability, marital status or any other protected classification which I have, or at any time had.


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      C.    If I breach or challenge the enforceability of this Agreement, I acknowledge that I will reimburse the Company for any monetary consideration previously received by me under this Agreement and agree to pay reasonable attorneys' fees and costs incurred by the Company in collection and enforcement of this Agreement; provided that this paragraph shall have no application to me with respect to a claim asserting that my separation was due to unlawful age discrimination in violation of the Age Discrimination in Employment Act.

3.    NON-ADMISSION OF LIABILITY

      This General Release shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to me or any other person, or that I have any rights whatsoever against the Company, and the Company specifically denies any liability to or wrongful acts against me or any other person, on the part of itself, its employees and its agents.

4.    ADDITIONAL UNDERSTANDINGS

      A.    I acknowledge and agree as follows:

            (1) The payments and other benefits provided to me under this Agreement exceed the nature and scope of that to which I would otherwise have been entitled to receive from the Company and constitute adequate consideration for my promises herein;

            (2) I agree that on or before my last work day with the Company, I will return to the Company all notes, reports, plans, keys, security cards and/or identification cards, charge cards, customer and investor lists, computer or other files, product information and other documents and property which were created, developed, generated or received by me during my employment or which are the property of the Company, whether or not such items are confidential to the Company.

            (3) I acknowledge that, before signing this Release, I was given a period of at least twenty-one (21) calendar days to consider this Release and I waive any right I might have to additional time beyond this twenty-one (21) day consideration period within which to consider this Release;

            (4) I have read and understand this Agreement in its entirety, including the waiver of rights under the Age Discrimination in Employment Act;

            (5) I have been advised by the Company to consult with an attorney before signing this Agreement and this paragraph constitutes such advice in writing;

            (6) For a period of seven (7) days following my execution of this Agreement, I may revoke this Agreement by notifying Rosemary Bergamo, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Livingston, NJ, and it shall not become effective or enforceable until the 7-day revocation period has expired;


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            (7)   I enter into this Agreement knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration.

      B. Nothing in this Agreement shall be construed to prohibit me from filing any charge or complaint with the Equal Employment Opportunity Commission (EEOC) or participating in any investigation or proceeding conducted by the EEOC, nor shall any provision of this Agreement adversely affect my right to engage in such conduct. Notwithstanding the foregoing, I intend that the Company shall have the right, to the full extent permitted by law, to enforce this Agreement and to pursue any and all legal or equitable remedies against me in the event I violate this Agreement.

5.    NO REPRESENTATIONS

      I represent and acknowledge that in executing this document, I do not rely and have not relied upon any representation or agreement not set forth in this General Release with regard to its subject matter, basis or effect.

6.    SEVERABILITY

      The provisions of this General Release are severable, and if any part is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

7.    GOVERNING LAW

      This General Release will be construed under the law of the State of New Jersey and, where applicable, under federal law.

PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


                                        /s/ James. J. Apostolakis
                                        ----------------------------------------
                                        James J. Apostolakis

Dated: 12/31/04

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                                   Attachment

                       Table of Stock Options and Warrants

                              Intentionally Omitted